CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-261805) of United States Steel Corporation of our report dated June 27, 2023 relating to the financial statements and supplemental schedule of the Big River Steel 401(k) Plan which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 27, 2023
PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 301 Grant Street, Pittsburgh, PA 15219
T: (412) 355-6000, www.pwc.com/us